                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                                                   Exhibit 10.24

                                                                     AMENDMENT 1

                             GENERAL TERMS AGREEMENT

                                     BETWEEN

                               THE BOEING COMPANY

                                       AND

                         SPIRIT AEROSYSTEMS INCORPORATED

                                 BCA-65530-0016

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

                                TABLE OF CONTENTS

TITLE PAGE
TABLE OF CONTENTS
AMENDMENT PAGE
RECITAL PAGE

1.0  DEFINITIONS...........................................................................  - 6 -

2.0  ORDERING..............................................................................  - 7 -
     2.1   Issuance of Orders..............................................................  - 7 -
     2.2   Acceptance of Orders............................................................  - 8 -
     2.3   Written Authorization to Proceed................................................  - 8 -

3.0  TITLE AND RISK OF LOSS................................................................  - 8 -

4.0  DELIVERY..............................................................................  - 9 -
     4.1   Schedule........................................................................  - 9 -
     4.2   Reserved........................................................................  - 9 -
     4.3   Notice of Labor Negotiations....................................................  - 9 -

5.0  ON-SITE REVIEW AND RESIDENT REPRESENTATIVES...........................................  - 9 -
     5.1   Review..........................................................................  - 9 -
     5.2   Resident Representatives........................................................  - 10 -
     5.3   Indemnification.................................................................  - 10 -

6.0  CREDIT OFFICE VISIBILITY..............................................................  - 11 -

7.0  PACKING AND SHIPPING..................................................................  - 11 -
     7.1   General ........................................................................  - 11 -
           7.1.1  Shipping Documentation...................................................  - 12 -
           7.1.2  Insurance................................................................  - 12 -
           7.1.3  Shipping Container Labels................................................  - 12 -
           7.1.4  Carrier Selection........................................................  - 12 -
           7.1.5  Invoices.................................................................  - 12 -
           7.1.6  Noncompliance............................................................  - 12 -
           7.1.7  Reserved.................................................................  - 13 -
     7.2   Barcode Marking and Shipping....................................................  - 13 -

8.0  QUALITY ASSURANCE, INSPECTION, REJECTION, & ACCEPTANCE................................  - 13 -
     8.1   Controlling Document............................................................  - 13 -
     8.2   Seller's Inspection.............................................................  - 13 -
           8.2.1  Seller's Disclosure......................................................  - 13 -
           8.2.2  Seller's Acceptance......................................................  - 14 -
     8.3   Boeing's Inspection and Acceptance or Rejection.................................  - 14 -
     8.4   Rights of Boeing's Customers and Regulators to
           Perform Inspections, Surveillance, and Testing..................................  - 15 -
     8.5   Retention of Records............................................................  - 16 -
     8.6   Inspection......................................................................  - 16 -

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

     8.7   Sale of Products Using Boeing Proprietary Information...........................  - 16 -
     8.8   Regulatory Approvals............................................................  - 17 -

9.0  EXAMINATION OF RECORDS................................................................  - 17 -

10.0 CHANGES...............................................................................  - 17 -
     10.1  Changes Clause..................................................................  - 17 -

11.0 GENERAL& INTERNATIONAL REQUIREMENTS...................................................  - 18 -
     11.1  Language........................................................................  - 18 -
     11.2  Currency........................................................................  - 18 -
     11.3  Import/Export...................................................................  - 18 -

12.0 TERMINATION FOR CONVENIENCE...........................................................  - 19 -
     12.1  Basis for Termination; Notice...................................................  - 19 -
     12.2  Termination Instructions........................................................  - 19 -
     12.3  Seller's Claim..................................................................  - 21 -
     12.4  Failure to Submit a Claim.......................................................  - 22 -
     12.5  Partial Termination.............................................................  - 22 -
     12.6  Product Price...................................................................  - 23 -
     12.7  Exclusions or Deductions........................................................  - 23 -
     12.8  Partial Payment/Payment.........................................................  - 23 -
     12.9  Seller's Accounting Practices...................................................  - 23 -
     12.10 Records.........................................................................  - 23 -

13.0 CANCELLATION FOR DEFAULT..............................................................  - 24 -
     13.1  Events of Default...............................................................  - 24 -
     13.2  Remedies........................................................................  - 25 -

14.0 EXCUSABLE DELAY.......................................................................  - 27 -

15.0 SUSPENSION OF WORK....................................................................  - 28 -

16.0 TERMINATION OR WRONGFUL CANCELLATION..................................................  - 28 -

17.0 ASSURANCE OF PERFORMANCE..............................................................  - 29 -

18.0 RESPONSIBILITY FOR PROPERTY...........................................................  - 30 -

19.0 LIMITATION OF SELLER'S RIGHT TO ENCUMBER ASSETS.......................................  - 30 -

20.0 PROPRIETARY INFORMATION AND ITEMS.....................................................  - 30 -

21.0 COMPLIANCE............................................................................  - 32 -
     21.1  Compliance with Laws............................................................  - 32 -
     21.2  Government Requirements.........................................................  - 32 -
     21.3  Ethic Requirements / Code of Conduct............................................  - 32 -

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

22.0 INTEGRITY IN PROCUREMENT..............................................................  - 33 -

23.0 UTILIZATION OF SMALL BUSINESS CONCERNS................................................  - 33 -

24.0 BOEING'S RIGHTS IN SELLER'S PATENTS, COPYRIGHTS, TRADE SECRETS, AND TOOLING...........  - 33 -

25.0 TERMINATION OF AIRPLANE PROGRAM.......................................................  - 34 -
     25.1  Program Termination.............................................................  - 34 -
     25.2  Termination Liability...........................................................  - 34 -

26.0 PUBLICITY.............................................................................  - 35 -

27.0 PROPERTY INSURANCE....................................................................  - 35 -
     27.1  Insurance.......................................................................  - 35 -
     27.2  Certificate of Insurance........................................................  - 35 -
     27.3  Notice of Damage or Loss........................................................  - 36 -

28.0 RESPONSIBILITY FOR PERFORMANCE........................................................  - 36 -

28.1 SUBCONTRACTING........................................................................  - 37 -
     28.3  Assignment......................................................................  - 37 -

29.0 NON-WAIVER/PARTIAL INVALIDITY.........................................................  - 39 -

30.0 HEADINGS..............................................................................  - 39 -

31.0 PRICES................................................................................  - 39 -

32.0 MUTUAL DRAFTING.......................................................................  - 39 -

33.0 DISPUTES..............................................................................  - 40 -

34.0 COUNTERPARTS..........................................................................  - 40 -

35.0 TAXES.................................................................................  - 40 -

35.1 Inclusion of Taxes in Price...........................................................  - 40 -
     35.2  Litigation......................................................................  - 41 -
     35.3  Rebates.........................................................................  - 41 -

36.0 OFFSET CREDITS........................................................................  - 41 -

37.0 NO JOINT VENTURE, AGENCY OR PARTNERSHIP  RELATIONSHIP.................................  - 41 -

38.0 APPLICABLE LAW........................................................................  - 42 -

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

                                   AMENDMENTS

Amend
Number     Description                                                 Date      Approval
------     ------------------------------------------------------     ------     --------
  1        Incorporate name change from Mid-Western Aircraft          4/1/06
           Systems Inc. to Spirit AeroSystems Incorporated. Added
           effective date of June 17, 2005 to agreement, and to
           sections 12.3 and 16.0.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

                             GENERAL TERMS AGREEMENT

                                   RELATING TO

                                 BOEING PRODUCTS

THIS GENERAL TERMS AGREEMENT ("GTA") is entered into as of June 17, 2005, by and between Spirit AeroSystems, Inc., a Delaware corporation, with its principal office in Wichita, Kansas, ("Seller"), and The Boeing Company, a Delaware corporation acting by and through Boeing Commercial Airplanes, McDonnell Douglas Corporation, a Maryland corporation, and Boeing-Oakridge Company, (collectively and individually "Boeing"). Hereinafter, the Seller and Boeing may be referred to jointly as "Parties" hereto.

                                   AGREEMENTS

1.0   DEFINITIONS

The definitions set forth below shall apply to this GTA, any Order, and any related Special Business Provisions ("SBP") (collectively "the Agreement"). Words importing the singular shall also include the plural and vice versa.

      A. "Customer" means any owner, lessee or operator of a Boeing aircraft or commodity, or designee of such owner, lessee or operator.

      B. "Contract Administrator" means the individual designated by Seller as being the primarily responsible for interacting with Boeing regarding this Agreement, and any applicable SBP or Order.

      C. "FAA" means the United States Federal Aviation Administration or any successor agency thereto.

      D. "FAR" means the Federal Acquisition Regulations in effect on the date of this Agreement.

      E. "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

      F. "Procurement Representative" means the individual designated by Boeing as being primarily responsible for interacting with Seller regarding this Agreement, and any applicable SBP or Order.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

      G. "Order" means each purchase contract and purchase order issued by Boeing and either accepted by Seller under the terms of this GTA and any applicable SBP or issued within Boeing's authority under this GTA and any applicable SBP.

      H. "Product" means goods, including components and parts thereof, Production Articles, services, documents, data, software, software documentation and other information or items furnished or to be furnished to Boeing under any Order, including Tooling, except for Common Use Tooling but does not include Products or Production Articles used for modification or retrofit of previously delivered Program Airplanes, other than as provided in sustaining SBP Section
            4.3.1. Purchases of Parts or Production Articles for modification or retrofits, other than those described in sustaining SBP 4.3.1, shall be governed by SBP number SBP-6-5118-AEC-016.

      I. Program Airplane "means a Boeing commercial transport aircraft having a model designation of 737, 747, 767 or 777 for which Seller shall provide Product Definition and Production Articles, pursuant to the applicable SBP.

      J. "Tooling" means all tooling, used in production or inspection of Products, either provided to Seller by Boeing or supplied by Seller whereby Boeing agrees to pay Seller for the manufacture of the tooling.

2.0   ORDERING

2.1   ISSUANCE OF ORDERS

Boeing may issue Orders to Seller from time to time in accordance with the applicable SBP. Each Order shall contain a description of the Products ordered, a reference to the applicable specifications, drawings or supplier part number, the quantities and prices, the delivery schedule, the terms and place of delivery and any special conditions.

Each Order shall be governed by and be deemed to include the provisions of this GTA and the applicable SBP. Purchase Order Terms and Conditions, Form D1-4100-4045, 49-5700, GP1, DAC Form 26-915, DAC Form 26-916 and Form P252T do
not apply. Any other Order terms and conditions, which conflict with this Agreement or the applicable SBP, do not apply unless specifically agreed to in writing by the Parties.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

2.2   ACCEPTANCE OF ORDERS

Each Order is Boeing's offer to Seller and acceptance is strictly limited to its terms. Unless specifically agreed to in writing by the Procurement Representative of Boeing, Boeing objects to, and is not bound by, any term or condition that differs from or adds to the Order. Similarly, unless specifically agreed to in writing by Seller's Contracts Administrator, Seller objects to, and is not bound by, any term or condition that differs from or adds to the Order. The Order is subject to this GTA, the applicable SBP, including the other provisions as described in the applicable SBP section entitled Order of Precedence. Seller's commencement of performance or acceptance of the Order in any manner shall conclusively evidence Seller's acceptance of the Order as written, provided, however, that if Seller commences work despite a failure to agree as provided in Section 10.1, Seller shall have ten (10) days from commencement of such work to notify Boeing of its objection, or be deemed to have, by performance, accepted such Order.

Any rejection by Seller of an Order shall specify the reasons for rejection and any changes or additions that would make the Order acceptable to Seller; provided, however, that Seller may not reject any Order for reasons inconsistent with the provisions of this Agreement or the applicable SBP.

2.3   WRITTEN AUTHORIZATION TO PROCEED

Boeing's Procurement Representative may give written or electronic authorization to Seller's Contracts Administrator to commence performance before Boeing issues an Order. If Boeing's authorization specifies that an Order will be issued, Boeing and Seller shall proceed, and Boeing shall be obligated, as if an Order had been issued. This Agreement, the applicable SBP and the terms stated in the authorization shall be deemed to be a part of Boeing's offer and the Parties shall promptly and in good faith agree on any open Order terms. If Boeing does not specify in its authorization that an Order shall be issued, Boeing's obligation is strictly limited to the terms of the authorization.

If Seller commences performance before an Order is issued and without receiving Boeing's prior authorization to proceed, such performance shall be at Seller's risk and expense.

3.0   TITLE AND RISK OF LOSS

Except as otherwise agreed to by the Parties, title to and risk of any loss of or damage to the tangible Products shall pass F.O.B.origin, except for loss or damage thereto resulting from Seller's fault or negligence.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

4.0   DELIVERY

4.1   SCHEDULE

Subject to GTA Sections 14.0 and 15.0, Seller shall strictly adhere to the shipment, delivery or completion schedules specified in the Order. In the event of any anticipated or actual delay, including but not limited to delays attributed to labor disputes, Seller shall: (i) promptly notify Boeing in writing of the reasons for the delay and the actions being taken to overcome or minimize the delay; and (ii) provide Boeing with a written recovery schedule. If Boeing requests, Seller shall, if delay is due to Seller's fault or negligence at Seller's expense, and otherwise, at Boeing's expense, ship via air or other expedited routing to avoid the delay or minimize it as much as possible. Seller shall not deliver Products prior to the scheduled delivery dates unless authorized by Boeing in writing.

Boeing shall, at no additional cost to Boeing, retain goods furnished in excess of the specified quantity or in excess of any allowable overage unless, within forty-five (45) days of shipment, Seller requests return of such excess. In the event of such request, Seller shall reimburse Boeing for reasonable costs associated with storage and return of excess.

4.2   RESERVED

4.3   NOTICE OF LABOR NEGOTIATIONS

When requested by Boeing, Seller will use commercially reasonable efforts to provide status on labor contracts and pending negotiations, including that of Seller's subcontractors or suppliers, except as may be prohibited by law or contract.

5.0   ON-SITE REVIEW AND RESIDENT REPRESENTATIVES

5.1   REVIEW

Seller hereby grants, and shall cause any of its subcontractors or suppliers to grant, to Boeing the right to visit the facility of Seller or any of its subcontractors or suppliers during operating hours to review progress and performance with respect to production, schedule, cost, quality and protection of Boeing's proprietary rights under any Order. Any Boeing representative approved by Seller, such approval not to be unreasonably withheld, shall be allowed access to all areas used for the performance of any Order; provided, however, that if Seller believes that the information to which Boeing seeks access is commercially sensitive, the Parties will agree upon a process to protect such information; provided further, that Boeing shall not be entitled to any information which relates to a customer other than Boeing. Access shall be subject to the regulations of any governmental agency regarding admissibility and movement of personnel on the premises of Seller or any of its subcontractors or suppliers.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

Boeing shall notify Seller a period of time that is reasonable given the circumstances prior to any visit. Such notice shall contain the names, citizenship and positions of the visiting personnel and the duration and purpose of such visit.

5.2   RESIDENT REPRESENTATIVES

Boeing may, in its sole discretion and in coordination with Seller, and for such period as Boeing deems necessary, locate resident personnel ("Resident Team") at Seller's facility to assist or support Seller. The Resident Team shall function under the direction of a resident Boeing manager, if appropriate, or a manager located at Boeing who will supervise Resident Team activities.

The Resident Team shall be allowed access to or to review, as the case may be, all work areas, program status reports and management reviews used for or relating to Seller's performance of any Order.

Seller shall supply the Resident Team with office space, desks, facsimile machines, telephones, high-speed access to internet services (if available from local providers), stationery supplies, filing cabinets, communication facilities, secretarial services and any other items reasonably requested by Boeing. A reasonable portion of the Resident Team's working area shall be dedicated to space for private telephone calls, meetings and similar Boeing activities. All costs and expenses for such facilities and services, if required, shall be paid by Seller.

Notwithstanding such access and review, Seller remains solely responsible for performing in accordance with each Order.

5.3   INDEMNIFICATION

Boeing shall indemnify and hold harmless Seller, its officers, agents and employees, from and against any liability, obligation, claim, demand or cause of action for bodily injury, including death, or damage to property, to the extent resulting from the negligent acts or omissions of Boeing, its officers, agents or employees which occurs while on Seller's premises.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

6.0   CREDIT OFFICE VISIBILITY

Seller will cooperate with Boeing's Corporate Credit Office in response to reasonable requests for financial data in a timely manner. If trends remain stable, the data provided will be limited to balance sheets, schedule of aggregate accounts payable and receivable, major lines of credit, creditors, income statements (profit and loss), cash flow statements, firm backlog, and headcount. In the event of material deterioration in financial condition or performance, Boeing may reasonably request additional data to assess potential contract performance risk. Data requested by Boeing may include if reasonable in the circumstances, but may not be limited to, trade account ageing, banking agreements and financial projections, but will not include identifiable information with respect to Customers other than Boeing. All such information will be treated as confidential in accordance with GTA Section 20.0 and shall be used only by Boeing's Corporate Credit Office for the limited purpose of verifying Seller's financial status and capability to perform to contract terms.

7.0   PACKING AND SHIPPING

7.1   GENERAL

Seller shall pack the Products to prevent damage and deterioration taking into account method of shipment, location of shipment and destination of receipt, as well as time associated with shipment. To the extent Seller arranges shipping in accordance with the SBP, Seller shall comply with carrier tariffs. Unless the Order specifies otherwise, the price for Products sold place of destination shall include shipping charges. Unless otherwise specified in the Order, Products sold place of origin or shipment shall be forwarded collect. For Products shipped domestically, Seller shall make no declaration concerning the value of the Products shipped, except on the Products where the tariff rating is dependent upon released or declared value or as otherwise required by law, rule or regulation. In such event, Seller shall release or declare such value at the maximum value within the lowest rating. Boeing may charge Seller for damage to or deterioration of any Products resulting from improper packing or packaging. Seller shall comply with any special instructions stated in the applicable Order subject to the terms of the SBP. Upon Boeing's request, Seller will identify packaging charges showing material and labor costs for container fabrication.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

7.1.1 SHIPPING DOCUMENTATION

Shipments by Seller or its subcontractors or suppliers must include packing sheets. Each packing sheet must include at a minimum the following: a) Seller's name, address, phone number; and supplier code number b) Order and item number;
c) ship date for the Products; d) total quantity shipped and quantity in each container, if applicable; e) legible packing slip number; f) nomenclature; g) unit of measure; h) "ship to" information if other than Boeing; i) warranty data and certification, as applicable; j) rejection tag, if applicable; k) Seller's certification that Products comply with Order requirements; and, l) identification of optional material used, if applicable. A shipment containing hazardous and non-hazardous materials must have separate packing sheets for the hazardous and non-hazardous materials. Items shipped on the same day will be consolidated on one bill of lading or airbill, unless Boeing's Procurement Representative authorizes otherwise. The shipping documents will describe the material according to the applicable classification or tariff rating. The total number of shipping containers will be referenced on all shipping documents. Originals of all government bills of lading will be surrendered to the origin carrier at the time of shipment.

7.1.2 INSURANCE

Seller will not insure any shipment designated origin or place of shipment unless authorized by Boeing.

7.1.3 SHIPPING CONTAINER LABELS

Seller will label each shipping container with the Order number and the number that each container represents of the total number being shipped (e.g., Box 1 of 2, Box 2 of 2).

7.1.4 CARRIER SELECTION

Boeing will select the carrier and mode of transportation for all shipments where freight costs will be charged to Boeing.

7.1.5 INVOICES

Seller will include copies of documentation supporting prepaid freight charges (e.g., carrier invoices or UPS shipping log/manifest), if any, with its invoices.

7.1.6 NONCOMPLIANCE

If Seller is unable to comply with the shipping instructions in an Order, Seller will contact Boeing's Traffic Management Department or Boeing's Authorized Procurement Representative.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

7.1.7 RESERVED

7.2   BARCODE MARKING AND SHIPPING

For Orders from Boeing locations that have approved Seller to utilize barcode labeling for shipping and packaging, Seller shall mark and package such shipments in accordance with the applicable barcode requirements for that location. Where approved and pursuant to applicable specifications, Seller will utilize barcoding technology for part marking Products.

8.0   QUALITY ASSURANCE, INSPECTION, REJECTION, & ACCEPTANCE

8.1   CONTROLLING DOCUMENT

The controlling quality assurance document for Orders shall be as set forth in the applicable SBP.

8.2   SELLER'S INSPECTION

Seller shall inspect or otherwise verify that all Products, including those components procured from or furnished by subcontractors or suppliers or Boeing, comply with the requirements of the Order prior to shipment to Boeing or Customer. Seller shall be responsible for all tests and inspections of the Product during receiving, manufacture and Seller's final inspection. Seller agrees to furnish copies of test and/or control data upon request from Boeing's Procurement Representative.

8.2.1 SELLER'S DISCLOSURE

Seller shall provide written notification to Boeing within one business day after Seller becomes aware that a nonconformance (i) is determined to exist, or
(ii) is reasonably believed to exist, on Product already delivered to Boeing under any Order. The following must be included.

      -     Affected process or Product number and name

      -     Description of the problem (i.e. what it is and what it should be);

      -     Quantity and dates delivered;

      -     Suspect/affected serial number(s) or date codes, when applicable.

The Seller shall notify the Boeing Procurement Representative and the Boeing Procurement Quality Assurance Field Representative for the Boeing location where the Product was delivered.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

If the nonconforming condition has been previously identified by Boeing, using a Nonconformance Record or equivalent means and requesting a corrective action response, the Seller shall notify the Boeing investigator identified on the corrective action request that additional Product is affected.

8.2.2 SELLER'S ACCEPTANCE

Seller shall provide with all shipments the following evidence of acceptance by its quality assurance department: (a) certified physical and metallurgical or mechanical test reports where required by controlling specifications, or (b) a signed, dated statement on the packing sheet certifying that its quality assurance department has inspected the Products and they adhere to all applicable drawings and/or specifications.

8.3   BOEING'S INSPECTION AND ACCEPTANCE OR REJECTION

Seller shall achieve and maintain minimum Boeing requirements for Supplier Code Delegation in accordance with appropriate Boeing policy in order that Seller may source inspect, and accept, Product on Boeing's behalf. If Seller fails to achieve and maintain Supplier Code Delegation, Product shall be source inspected by Boeing, or Boeing's designee, at Seller's facilities, at Seller's cost. Boeing will accept the Products or give Seller's Contract Administrator notice of rejection at Seller's facilities, notwithstanding any payment, prior test or inspection, or passage of title. Nothing in this GTA Section 8.3 shall be construed as limiting Boeing's post acceptance remedies, including the ability to revoke acceptance. No inspection, test delay or failure to inspect or test or failure to discover any defect or other nonconformance shall relieve Seller of any obligations under any Order or impair any right or remedy of Boeing.

Boeing may exercise its right of cancellation for Seller's breach of this
Section 8.3 only as provided in GTA Section 13.2.A.

If Seller delivers non-conforming Products and such Products have not been incorporated in an aircraft delivered to and accepted by a customer, Boeing may at its option and at Seller's expense (i) return the Products for credit or refund; (ii) require Seller to promptly correct or replace the Products; (iii) correct the Products; or, (iv) obtain replacement Products from another source. These remedies are in addition to any remedies Boeing may have at law or equity. Seller shall not redeliver corrected or rejected goods without disclosing the former rejection or requirement for correction. Seller shall disclose any corrective action taken. Repair, replacement and other correction and redelivery shall be completed within the original delivery schedule or such later time as the Procurement Representatives of Boeing may reasonably direct.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

All reasonable costs and expenses incurred and damages suffered by Boeing (including compensation made by Boeing to its customers), in each case as a result of or in connection with nonconformance and repair, replacement or other correction may be recovered from Seller by setoff or credit. Upon making any payment to Boeing pursuant to this Section 8.3, Seller shall be subrogated, solely to the extent of such payment, to any rights which Boeing may have against amounts that may be owed by any third-parties with respect to the nonconforming Product with respect to which such payment was made and Boeing shall assign any such rights to Seller. Boeing shall retain any and all rights to claim against such third-parties for amounts not compensated by Seller. Seller and Boeing shall cooperate in asserting their respective claims against third parties. Provided, that if Boeing determines not to cooperate in a claim by Seller against a third-party, then Boeing shall reimburse to Seller the amount of the payment that Seller has made to Boeing that is attributable to the actions of the third-party.

Acceptance of any Product by Boeing following any repair or rework pursuant to this GTA Section 8.3 shall not alter or affect the obligations of Seller or the rights of Boeing under 16.1 of the applicable SBP.

8.4 RIGHTS OF BOEING'S CUSTOMERS AND REGULATORS TO PERFORM INSPECTIONS, SURVEILLANCE, AND TESTING

Boeing's rights to perform inspections, surveillance and tests and to review procedures, practices, processes and related documents related to quality assurance, quality control, flight safety, and configuration control shall extend to the Customers of Boeing that are departments, agencies or instrumentalities of the United States Government and to the FAA and any successor agency or instrumentality of the United States Government. Boeing may also, at Boeing's option, by prior written notice from Boeing's Procurement Representative to Seller's Contracts Administrator, extend such rights to other Customers of Boeing and to agencies or instrumentalities of other governments equivalent in purpose to the FAA. Seller shall cooperate with any such United States Government or Boeing directed inspection, surveillance, test or review without additional charge to Boeing. Nothing in any Order shall be interpreted to limit United States Government access to Seller's facilities pursuant to law or regulation.

Where Seller is located in or subcontracts with a supplier or subcontractor located in a country which does not have a bilateral airworthiness agreement with the United States, Seller will obtain and maintain on file and require its affected supplier(s) or subcontractor(s) to obtain and maintain on file, subject to review by Boeing, a letter from the applicable government where the Product or subcontracted element is to be manufactured stating that Boeing and the FAA will be granted access to perform inspections, surveillance and tests and to review procedures, practices, processes and related documents related to quality assurance, quality control, flight safety, and configuration control.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

8.5   RETENTION OF RECORDS

For Orders supporting BCA, Seller shall maintain, on file at the Seller's facility, quality records traceable to the conformance of product/part numbers delivered to Boeing. Seller shall make such records available to authorities and to Boeing's authorized representative(s). Seller shall retain such records for a period of not less than seven (7) years from the date of shipment under each applicable Order for all product/part numbers unless otherwise specified on the Order.

At the expiration of such period, if Seller determines not to retain such records, Seller shall notify Boeing in writing, and Boeing shall have the right, within thirty (30) days following receipt of such notice from Seller, to request delivery of such records. In the event Boeing chooses to exercise this right, Seller shall promptly deliver such records or copies thereof to Boeing at no additional cost on media agreed by both parties.

8.6   INSPECTION

At no additional cost to Boeing, Products may be subject to inspection, surveillance and test at reasonable times and places, including Seller's subcontractors' or suppliers' locations. Boeing will perform inspections; surveillance and tests so as not to unduly delay the work. Seller shall maintain an inspection system acceptable to Boeing for the Products purchased under any Order.

If Boeing performs an inspection or test on the premises of Seller or its subcontractors or suppliers, Seller shall furnish and require its subcontractors or suppliers to furnish, without additional charge, reasonable facilities and assistance for the safe and convenient performance of these duties.

Seller's documentation accompanying the shipment must reflect evidence of this inspection.

8.7   SALE OF PRODUCTS USING BOEING PROPRIETARY INFORMATION

Except as set forth in any other agreement between the parties executed on the date hereof, or hereafter executed pursuant to an agreement executed between the parties on the date hereof Seller shall not sell or offer to sell Products manufactured using Boeing Proprietary Information or Materials, to anyone other than Boeing.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

8.8   REGULATORY APPROVALS

For aircraft regulated by the FAA or non-U.S. equivalent agency, regulatory approval may be required for Seller to make direct sales (does not include "direct ship" sale through Boeing) of modification or replacement parts to owners/operators of type-certificated aircraft. Regulatory approval, such as Parts Manufacturer Approval (PMA), is granted by the FAA or appropriate non-U.S. equivalent regulatory agency. Seller agrees not to engage in any such direct sales of Products under this Agreement without any required regulatory approval. For Seller proprietary parts for Boeing aircraft, Seller agrees to notify Boeing of application for PMA or other applicable regulatory approval and subsequent approval or denial of same. Upon receipt of proof of PMA or other applicable regulatory approval, Boeing may list Seller in the Illustrated Parts Catalog as seller of that part.

9.0   EXAMINATION OF RECORDS

Seller shall maintain complete and accurate records. Such records shall support all services performed, allowances claimed and costs incurred by Seller in the performance of each Order, including but not limited to those factors which comprise or affect direct labor hours, direct labor rates, material costs, burden rates and subcontracts. Seller will provide adequate data to support its positions for any cost related issue. Seller shall provide assistance to evaluate and interpret such data if requested by Boeing. Such evaluation shall provide Boeing with complete information regarding Seller's proposal for the purpose of the negotiation of equitable adjustments for changes and termination/obsolescence claims pursuant to GTA Section 10.0. Boeing shall treat all information disclosed under this GTA Section as confidential, in accordance with GTA Section 20.0, unless required by U.S. Government contracting regulation(s).

10.0  CHANGES

10.1  CHANGES CLAUSE

Boeing's Procurement Representative may, without notice to sureties, in writing direct changes within the general scope of this Agreement or an Order in any of the following: (i) technical requirements and descriptions, specifications, statement of work, drawings or designs; (ii) shipment or packing methods; (iii) place of delivery, inspection or acceptance; (iv) reasonable adjustments in quantities or delivery schedules or both; (v) amount of Boeing-furnished property; and, if this contract includes services, (vi) description of services to be performed; (vii) time of performance (i.e., hours of the day, days of the week, etc.); and (viii) place of performance. Seller shall comply immediately with such direction.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

If such change increases or decreases the cost or time required to perform this contract, Boeing and Seller shall negotiate an equitable adjustment in the price or schedule, or both, to reflect the increase or decrease. Unless otherwise agreed in writing, Seller must assert any claim for adjustment to Boeing's Procurement Representative in writing within twenty-five (25) days and deliver a fully supported proposal to Boeing's Procurement Representative within sixty
(60) days after Seller's receipt of such direction. Boeing shall modify the Order in writing accordingly. Boeing may, at its sole discretion, consider any claim regardless of when asserted. If Seller's claim includes the cost of property made obsolete or excess by the change, Boeing may direct the disposition of the property. Boeing may examine Seller's pertinent books and records to verify the amount of Seller's claim. Failure of the Parties to agree upon any adjustment shall not excuse Seller from performing in accordance with Boeing's direction.

If Seller considers that Boeing's conduct constitutes a change, Seller shall notify Boeing's Procurement Representative immediately in writing as to the nature of such conduct and its effect upon Seller's performance. Pending direction from Boeing's Procurement Representative, Seller shall take no action to implement any such change.

11.0  GENERAL& INTERNATIONAL REQUIREMENTS

11.1  LANGUAGE

The Parties hereto have agreed that this Agreement be written in American English only. All contractual documents and all correspondence, invoices, notices and other documents shall be submitted in American English. Any necessary conversations shall be held in English. Boeing shall determine whether measurements will be in the English or Metric system or a combination of the two systems. When furnishing documents to Boeing, Seller shall not convert measurements, which Boeing has stated in an English measurement system into the Metric system.

11.2  CURRENCY

Unless specified elsewhere herein, all prices shall be stated in and all payments shall be made in the currency of the United States of America (U.S. Dollars). No adjustments to any prices shall be made for changes to or fluctuations in currency exchange rates.

11.3  IMPORT/EXPORT

(a) In performing the obligations of this Agreement, both Parties will comply with United States export control and sanctions laws, regulations, and orders, as they may be amended from time to time, applicable to the export and re-export of goods, software, technology, or technical data ("Items") or services, including without limitation the Export Administration Regulations ("EAR"), International Traffic in Arms Regulations ("ITAR"), and regulations and orders administered by the Treasury Department's Office of Foreign Assets Control (collectively, "Export Control Laws").

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

(b) The Party conducting the export shall be responsible for obtaining the required authorizations. The Party conducting the re-export shall be responsible for obtaining the required authorizations. Each Party shall reasonably cooperate and exercise reasonable efforts to support the other Party in obtaining any necessary licenses or authorizations required to perform its obligations under this Agreement.

(c) The Party providing any Items under this Agreement shall, upon request, notify the other Party of the Items' Export Control Classification Numbers ("ECCNs") as well as the ECCNs of any components or parts thereof if they are different from the ECCN of the Item at issue.

(d) Each Party represents that (i) the Items, and the parts and components thereof, it is providing under this Agreement are not "defense articles" as that term is defined in 22 C.F.R. Section 120.6 of the ITAR. and (ii) the services it is providing under this Agreement are not "defense services" as that term is defined in 22 C.F.R. Section 120.9 of the ITAR. The Parties acknowledge that this representation means that an official capable of binding the Party providing such Items knows or has otherwise determined that such Items, and the parts and components thereof, are not on the ITAR's Munitions List at 22 C.F.R.
Section 121.1. Each Party agrees to reasonably cooperate with the other in providing, upon request of the other Party, documentation or other information that supports or confirms this representation

(e) To the extent that such Items, or any parts or components thereof, were specifically designed or modified for a military end use or end user, the Party providing such Items shall notify the other Party of this fact and shall also provide the other Party with written confirmation from the United States Department of State that such Items, and all such parts or components thereof, are not subject to the jurisdiction of the ITAR.

12.0  TERMINATION FOR CONVENIENCE

12.1  BASIS FOR TERMINATION; NOTICE

Boeing may, from time to time terminate all or part of any Order issued hereunder, by written notice to Seller's Contract Administrator. Any such written notice of termination shall specify the effective date and the extent of any such termination.

12.2  TERMINATION INSTRUCTIONS

On receipt of a written notice of termination pursuant to GTA Section 12.1, unless otherwise directed by Boeing, Seller shall:

      A.    Promptly stop work as specified in the notice;

      B. Promptly terminate its subcontracts and purchase orders relating to work terminated;

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

      C. Use commercially reasonable efforts to settle any termination claims made by its subcontractors or suppliers. It is advisable that Seller review such claims with Boeing prior to settlement, however Seller shall not be required to obtain pre-approval from Boeing, provided, that with respect to any payments made by Seller without Boeing's prior approval, Boeing shall be obligated to pay Seller only that portion of such termination claims as are compensable pursuant to GTA 12.3.;

      D.    Preserve and protect all terminated inventory and Products;

      E. At Boeing's request, transfer title (to the extent not previously transferred) and deliver to Boeing or Boeing's designee all supplies, materials and work-in-process, produced or acquired by Seller for the performance of the terminated Order, and to the extent not used, permitted to be used according to the terms of the applicable SLA or required by Seller for performance under this Agreement, any Order or any other agreement with Boeing, Tooling and manufacturing drawings and data produced or acquired by Seller for the performance of the Order, all in accordance with the terms of such request;

      F. Be compensated by Boeing for such items to the extent provided in GTA Section 12.3 below; and

      G. To the extent not used or required by Seller for performance under this Agreement, any Order or any other agreement with Boeing, take all reasonable steps required to return, or at Boeing's option and with prior written approval to destroy, all Boeing Proprietary Information and Materials, as set forth in GTA Section 20.0, associated with the terminated Order, in the possession, custody or control of Seller or any of its subcontractors or suppliers, which Boeing reasonably believes are necessary.

      H. Take such other action as, in Boeing's reasonable opinion, may be necessary, and as Boeing shall direct in writing, to facilitate termination of the Order; and

      I.    Complete performance of the work not terminated.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

12.3  SELLER'S CLAIM

If Boeing terminates an Order in whole or in part pursuant to GTA Section 12.1 above, Seller shall have the right to submit a written termination claim to Boeing in accordance with the terms of this GTA Section 12.3. Such termination claim shall be asserted to Boeing within forty-five (45) days (to the extent then known but not later than six (6) months after the notice of termination) and all documentation supporting said claim must be asserted not later than six
(6) months after Seller's receipt of the termination notice and shall be in the form prescribed by Boeing. Such claim must contain sufficient detail (to the extent then reasonably available) to explain the amount claimed, including detailed inventory schedules and a detailed breakdown of all costs claimed separated into categories (e.g., materials, purchased parts, finished components, labor, burden, general and administrative), and to explain the basis for allocation of all other costs. In no event shall claims for non-recurring engineering be considered or paid by Boeing to Seller.

If Boeing terminates an Airplane Program according to the terms of GTA 25.0 within [*****] of June 17, 2005, then Seller shall further have the right to receive from Boeing an inconvenience fee equal to the [*****] determined without regard to any write-off or other adjustment by reason of such termination, for the Tooling in support of the terminated Airplane Program.

Boeing shall have ninety (90) days from receipt of Seller's claim to dispute such claim by delivering to Seller a written notice setting forth Boeing's grounds for dispute. If Boeing does not deliver such a notice to Seller or reach agreement with Seller regarding Seller's claim within such ninety (90) day period, Seller may by written notice, seek resolution of its claim through the Senior Vice President Supplier Management or that person's equivalent (the "Senior Executive") as provided in Section 33. If no response from such Senior Executive is received by Seller within 30 days of such Senior Executive's receipt of Seller's notice, Boeing shall pay Seller the amount claimed by Seller within fifteen (15) days thereafter. Provided, however, that such payment shall be subject to full or partial recovery by Boeing by setoff, credit or otherwise, to the extent Seller's claim is determined by Boeing to not be (x) in compliance with the terms of Section 12 or Attachment 1 to this GTA or (y) compensable under the regulations cited below; provided however, that Boeing's determination shall remain subject to the provisions of Section 33. With regard to the amount compensable to Seller under a termination pursuant to GTA Section 12.1 above, Seller shall be entitled to compensation in accordance with and to the extent allowed under the terms of FAR 52-249-2 paragraphs (e)-(i), (Sept 96) (as published in 48 CFR Section 52.249-2 approval 1996; without Alternates, unless alternate clause date is called out on the Order) which is incorporated herein by reference except "Government" and "Contracting Officer" shall mean Boeing, "Contractor" shall mean Seller and "Contract" shall mean Order.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

Following payment by Boeing in accordance with the preceding paragraph, Seller shall indemnify Boeing and hold Boeing harmless from and against (i) any and all claims, suits and proceedings against Boeing by any subcontractor or supplier of Seller in respect of any such termination and (ii) any and all reasonable costs, expenses, losses and damages incurred by Boeing in connection with any such claim, suit or proceeding.

With respect to claims by any subcontractor or supplier of Seller, within thirty
(30) days after receipt by Boeing of a claim or notice of the commencement of any suit or proceeding against Boeing, Boeing will, if a claim is to be made by Boeing against Seller, give notice to Seller adequate to apprise Seller of the nature of the claim or the commencement of such suit or proceeding, specifying the factual basis of the claim and the amount thereof in reasonable detail to the extent then known by Boeing. Failure of Boeing to give such notice will not relieve Seller from liability under this GTA Section 12.3, except if and to the extent that Seller is actually prejudiced thereby. If any subcontractor or supplier brings a claim, suit or proceeding against Boeing as a result of such termination, and Boeing gives notice thereof to Seller. Seller may within twenty
(20) days of that notice assume the claim and its defense. After notice from Seller to Boeing of Seller's election to assume the defense of such claim, suit or proceeding, Seller will not be liable to Boeing for any fees of other counsel or any other expenses with respect to the defense of such claim, suit or proceeding, in each case subsequently incurred by Boeing in connection with the defense of such claim, suit or proceeding. If Seller assumes the defense of a claim, suit or proceeding: (i) no compromise or settlement of such claims may be effected by Seller without Boeing's consent (which shall not be unreasonably withheld or delayed) unless (A) there is no finding or admission of any violation by Boeing of any law or any violation by Boeing of the rights of any Person, and (B) the sole relief provided is monetary damages that are paid in full by Seller; (ii) Seller will have no liability with respect to any compromise or settlement of such claims, suits or proceedings effected by Boeing without Seller's consent (which shall not be unreasonably withheld or delayed); and (iii) Boeing will cooperate as Seller may reasonably request in investigating, defending and (subject to clause (i)) settling such claim, suit or proceeding.

12.4  FAILURE TO SUBMIT A CLAIM

Notwithstanding any other provision of this GTA Section 12.0, if Seller fails to submit a termination claim within the time period set forth in GTA Section 12.3, Seller shall be barred from submitting a claim and Boeing shall have no obligation for payment to Seller under this GTA Section 12.0 except for those Products previously delivered and accepted by Boeing.

12.5  PARTIAL TERMINATION

Any partial termination of an Order shall not alter or affect the terms and conditions of the Order or any Order with respect to Products not terminated.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

12.6  PRODUCT PRICE

Termination under this GTA Section 12.0 shall not result in any change to unit prices for Products not terminated, except as may be provided in an applicable SBP.

12.7  EXCLUSIONS OR DEDUCTIONS

The following items shall be excluded or deducted from any claim submitted by
Seller:

A. All unliquidated advances or other payments made by Boeing to Seller pursuant to a terminated Order;

B.    Any settled claim which Boeing has against Seller;

C.    The agreed price for scrap allowance;

D. Except for normal spoilage and any risk of loss assumed by Boeing, the agreed fair value of property that is lost destroyed, stolen or damaged.

12.8  PARTIAL PAYMENT/PAYMENT

Payment, if any, to be paid under this GTA Section 12.0 shall be made fifteen
(15) days after settlement between the parties or as otherwise agreed to between the parties in accordance with the terms outlined in GTA Section 12.3. Boeing may make partial payments and payments against costs incurred by Seller for the terminated portion of the Order. If the total payments exceed the final amount determined to be due, Seller shall repay the excess to Boeing upon demand.

12.9  SELLER'S ACCOUNTING PRACTICES

For purposes of GTA Section 12.0 and subsections within it, Boeing and Seller agree that Seller's "normal accounting practices" used in developing the price of the Product(s) shall also be used in determining the allocable costs at termination. For purposes of this GTA Section 12.9, Seller's "normal accounting practices" refers to Seller's method of charging costs as a direct charge, overhead expense, general administrative expense, etc.

12.10 RECORDS

Unless otherwise provided in this Agreement or by law, Seller shall maintain all financial records and documents relating to the terminated portion of the Order for three (3) years after final settlement of Seller's termination claim.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

13.0  CANCELLATION FOR DEFAULT

13.1  EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an "Event of Default".

      A. Any failure by Seller to deliver, when and as required by this Agreement or any Order, any Product, except as provided in GTA
            Section 14.0; or

      B. Any failure by Seller to provide an acceptable Assurance of Performance within the time specified in GTA Section 17.0, or otherwise in accordance with applicable law; or,

      C. Seller knowingly, willfully, or negligently fails to perform or comply with any material obligation set forth in GTA Section 20.0; or,

      D. Seller knowingly, willfully, or negligently has participated in the sale, purchase or manufacture of airplane parts without the required approval of the FAA or appropriate non-U.S. equivalent regulatory agency; or

      E. Boeing revokes Seller's Quality Assurance System approval, if applicable; or,

      F. Any failure by Seller to perform or comply with any obligation (other than as described in GTA Sections (13.1.A, 13.1.B, 13.1.C, 13.1.D, 13.1.E, and 13.1.H) set forth in this Agreement and such failure shall continue unremedied for a period of ten (10) days or more following receipt by Seller of notice from Boeing specifying such failure; or

      G.    (a) the suspension, dissolution or winding-up of Seller's business,
            (b) Seller's inability to pay debts, or its nonpayment of debts, generally as they become due, (c) the institution of reorganization, liquidation or other such proceedings by or against Seller or the appointment of a custodian, trustee, receiver or similar Person for Seller's properties or business, (d) an assignment by Seller for the benefit of its creditors, or (e) any action of Seller for the purpose of effecting or facilitating any of the foregoing; or

      H. Any assignment by Seller in contravention of Section 28.3 and such breach shall continue unremedied for a period of ten (10) days or more following receipt by Seller of notice from Boeing specifying such failure.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

13.2  REMEDIES

If any Event of Default shall occur:

      A.    Cancellation

            Boeing may, by giving written notice ("Cancellation Notice") to Seller, immediately cancel any Order, and any SBP or the Agreement and Boeing shall not be required after delivery of such Cancellation Notice to accept the tender by Seller of any Products subject to the cancellation.

            Provided that in the case of Sections 13.1.A, 13.1.B and 13.1.F Boeing may only cancel any or all Orders associated with any material Event of Default that has an operational or financial impact on Boeing. Provided further that in the case of Sections 13.1.A, 13.1.B and 13.1.F, Boeing may only cancel any SBP or the Agreement after (i) repeated and material Events of Default that are having operational or financial impact on Boeing; and (ii) failure by the parties within thirty (30) days of Seller's receipt of the Cancellation Notice, to reach an agreement on a recovery plan that is satisfactory to Boeing and Seller. At the end of such thirty (30) day period absent such agreement, Boeing has the right to immediately cancel any SBP affected by the Event of Default, provided that within each SBP, such cancellation shall apply only to the extent of the models of Program Airplanes (e.g. 737, 747) affected by the Event of Default. If two or more models of Program Airplanes are affected by such Events of Default, then Boeing has the right to cancel the Agreement. Boeing agrees that it shall exercise the right of cancellation with respect to any SBP or the Agreement only in the case of an Event of Default as defined in
            Section 13.1, and to the extent permitted in this Section 13.2.A.

            For the avoidance of doubt, it is agreed that in the case of any Event of Default, Boeing shall have all the remedies set forth in this Section 13.2, except that with respect to Events of Default under 13.1.A, 13.1.B and 13.1.F, Boeing's right to exercise cancellation of an SBP or the Agreement shall be exclusively pursuant to this Section 13.2.A) as limited by the immediately preceding paragraph.

      B.    Cover

            Boeing may manufacture, produce or provide, or may engage any other persons to manufacture, produce or provide, any Products in substitution for the Products to be delivered or provided by Seller which Boeing reasonably believes may be affected by the Event of Default. In addition to any other remedies or damages available to Boeing hereunder or at law or in equity, Boeing may recover from Seller the difference between the price for each such Product and the aggregate expense, including, without limitation, administrative and other indirect costs, paid or incurred by Boeing to manufacture, produce or provide, or engage other persons to manufacture, produce or provide, each such Product.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

      C.    Rework or Repair

            Where allowed by the applicable regulatory authority, Boeing or its designee may rework or repair any Product in accordance with GTA
            Section 8.3;

      D.    Setoff

            Boeing shall, at its option, have the right to set off against and apply to the payment or performance of any obligation, sum or amount owing at any time to Boeing hereunder or under any Order, all deposits, amounts or balances held by Boeing for the account of Seller and any amounts owed by Boeing to Seller, regardless of whether any such deposit, amount, balance or other amount or payment is then due and owing.

      E.    Tooling and other Materials

      Upon the cancellation of any Order, any SBP or the Agreement, in whole or in part, pursuant to Section 13.2.A, or as necessary to exercise the cover remedy under Section 13.2.B and as partial compensation for the additional costs which Boeing will incur as a result of the transfer of production capabilities from Seller to Boeing or Boeing's designee, Seller shall upon the request of Boeing, transfer and deliver to Boeing or Boeing's designee title to any or all (i) Tooling, (ii) Boeing-furnished material, (iii) raw materials, parts, work-in-process, incomplete or completed assemblies, and all other Products or parts thereof in the possession or under the effective control of Seller or any of its subcontractors or suppliers (iv) Proprietary Information and Materials of Boeing including without limitation planning data, drawings and other Proprietary Information and Materials relating to the design, production, maintenance, repair and use of Tooling, in the possession or under the effective control of Seller or any of its subcontractors or suppliers, in each case free and clear of all liens, claims or other rights of any person. Transfer and delivery with respect to clauses (i)-(iv) above shall apply upon either (a) cancellation of an Order, SBP or Agreement or (b) cancellation of the Order(s) with respect to which Boeing is exercising its cover remedy. Seller shall be entitled to receive from Boeing market value for any item accepted by Boeing which has been transferred to Boeing pursuant to this GTA Section 13.2.E (except for any item which Boeing owns (including but not limited to Existing Tooling) or the price of which has been paid to Seller prior to such transfer); provided, however, that such compensation shall not be paid directly to Seller, but shall be accounted for as a setoff against any damages payable by Seller to Boeing as a result of any Event of Default.

      F.    Assistance in Operation of Facility

      Boeing may, in the case of an Event of Default involving an Order, the SBP or this Agreement under Sections 13.1.A., 13.1.B., 13.1.E and 13.1.F, by giving notice to Seller, have unencumbered access to Seller's facility to operate or assist in operating the facility in order to assure completion of the requirements for the Order, SBP or Agreement subject to the Event of Default. Provided that in the case of Section 13.1.A, 13.1.B and
      Section 13.1.F, Boeing may exercise this remedy only: (a) after repeated and material Events of Default that are having operational

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

      or financial impact on Boeing; and (b) failure by the parties with in thirty (30) days of Seller's receipt of Cancellation Notice, to reach an agreement on a recovery plan that is satisfactory to Boeing and Seller.

      G.    Remedies Generally

            No failure on the part of Boeing in exercising any right or remedy hereunder, or as provided by law or in equity, shall impair, prejudice or constitute a waiver of any such right or remedy, or shall be construed as a waiver of any Event of Default or as an acquiescence therein. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No acceptance of partial payment or performance of any of Seller's obligations hereunder shall constitute a waiver of any Event of Default or a waiver or release of payment or performance in full by Seller of any such obligation. All rights and remedies of Boeing hereunder and at law and in equity shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other. Nothing contained in this Agreement shall be construed to limit any right or remedy of Boeing now or hereafter existing at law or in equity, except for the right of cancellation under Section 13.2.A, which Section nevertheless shall not otherwise affect other remedies or damages available to Boeing hereunder or at law or equity.

14.0  EXCUSABLE DELAY

If delivery of any Product is delayed by circumstances beyond Seller's reasonable control (and despite Seller's commercially reasonable efforts to mitigate such circumstances) and without the error or negligence of Seller or of its suppliers or subcontractors or by any material act or failure to act by Boeing (any such delay being hereinafter referred to as "Excusable Delay"), the delivery of such Product shall be extended for a period to be determined by Boeing after an assessment by Boeing of alternative work methods. Excusable Delays may include, but are not limited to, acts of God, war, terrorist acts, riots, acts of government, fires, floods, epidemics, quarantine restrictions, freight embargoes, strikes or unusually severe weather, but shall exclude Seller's noncompliance with any rule, regulation or order promulgated by any governmental agency for or with respect to environmental protection. However, the above notwithstanding, Boeing expects Seller to continue production, recover lost time and support all schedules as established under this Agreement or any Order. Therefore, it is understood and agreed that (i) delays of less than two
(2) days duration shall not be considered to be Excusable Delays unless such delays shall occur within thirty (30) days preceding the scheduled delivery date of any Product and (ii) if delay in delivery of any Product is caused by the default of any of Seller's subcontractors or suppliers, such delay shall not be considered an Excusable Delay unless the supplies or services to be provided by such subcontractor or supplier are not obtainable from other sources that meet Boeing's specifications in sufficient time to permit Seller to meet the applicable delivery schedules.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

            If delivery of any Product is delayed by an Excusable Delay for more than three (3) months, and:

            (a) the Excusable Delay is due to a strike, Boeing may, without any additional extension, cancel all or part of any Order with respect to the delayed Products, and may exercise its rights and remedies of cover in respect of such Products in accordance with GTA Section 13.2.B, or

            (b) the Excusable Delay is due to reasons other than a strike, Boeing may, without any additional extension, cancel all or part of any Order, with respect to the delayed Products, and may exercise its right of cover in respect of such Products, but at its own expense.

            If delivery of Product(s) constituting more than 25% of the shipset value for one or more models of Program Airplanes is delayed by an Excusable Delay for more than five (5) months, Boeing may without any additional extension, cancel the SBP as it applies to such models of Program Airplanes, and neither Party shall have any liability to the other with respect to such cancellation, except
            Section 13.2.E shall apply.

15.0  SUSPENSION OF WORK

Boeing may at any time, by written order to Seller setting forth in reasonable detail the reasons for the order and the projected duration of the order, require Seller to stop all or any part of the work called for by any Order for up to one hundred twenty (120) days hereafter referred to as a "Stop Work Order" issued pursuant to this GTA Section 15.0. On receipt of a Stop Work Order, Seller shall promptly comply with its terms and take all reasonable steps to minimize the occurrence of costs arising from the work covered by the Stop Work Order during the period of work stoppage. Within the period covered by the Stop Work Order (including any extension thereof) Boeing shall either (i) cancel the Stop Work Order or (ii) terminate or cancel the work covered by the Stop Work Order in accordance with the provisions of GTA Section 12.0 or 13.0. In the event the Stop Work Order is canceled by Boeing or the period of the Stop Work Order (including any extension thereof) expires, Seller shall promptly resume work in accordance with the terms of the Agreement, provided that the delivery schedule affected by such Stop Work Order shall be extended by a mutually agreeable period and Boeing will compensate Seller for its reasonable direct costs incurred as a result of such Stop Work Order.

16.0  TERMINATION OR WRONGFUL CANCELLATION

Boeing shall not be liable for any loss or damage resulting from any termination of an Order in accordance with GTA Section 12.1 and the applicable SBP, except as expressly provided in GTA Section 12.3 or any cancellation in accordance with GTA Section 13.0, except to the extent that such cancellation shall have been determined to have been wrongful, in which case such wrongful cancellation shall be deemed a termination pursuant to GTA Section 12.1 and therefore, Boeing's liability shall be limited to the payment to Seller of the amount or amounts identified in GTA Section

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

12.3, plus an amount for [*****], if any. Notwithstanding the foregoing, if Boeing wrongfully cancels or terminates all orders with respect to a model of Program Airplane ("Cancelled Program Airplane") and such cancellation or termination results in or has the effect of a cancellation or termination of this Agreement or SBP MS-65530-0016 in its entirety with respect to the Cancelled Program Airplane, or if Boeing wrongfully cancels or terminates SBP MS-65530-0016 with respect to a Cancelled Program Airplane, then Seller shall be entitled to all remedies available at law or in equity, except that the monetary damages that Seller may recover shall not exceed [*****].

17.0  ASSURANCE OF PERFORMANCE

      A.    Seller to Provide Assurance

            If Boeing reasonably determines, at any time or from time to time, that it is not sufficiently assured of Seller's full, timely and continuing performance hereunder, or if for any other reason Boeing has reasonable grounds for insecurity, Boeing may request, by notice to Seller setting forth in reasonable detail the basis for concern, written assurance (hereafter an "Assurance of Performance") with respect to any specific matters affecting Seller's performance hereunder, that Seller is able to perform all of its respective obligations under any Order when and as specified herein. Each Assurance of Performance shall be delivered by Seller to Boeing as promptly as possible, but in any event no later than ten (10) calendar days following Boeing's request therefore and each Assurance of Performance shall be accompanied by any information, reports or other materials, prepared by Seller, as Boeing may reasonably request. Except as to payment for accepted goods, Boeing may to the extent permitted under GTA Section 13.2 suspend all or any part of Boeing's performance hereunder until Boeing receives an Assurance of Performance from Seller satisfactory in form and substance to Boeing.

      B.    Meetings and Information

            Either Party may request one or more meetings with senior management or other employees of the other Party for the purpose of discussing any request by Boeing for Assurance of Performance or any Assurance of Performance provided by Seller. Each of Seller and Boeing (Boeing Commercial Airplanes) shall make such persons available to meet with representatives of the other Party as soon as may be reasonably practicable following a request for any such meeting by such other Party and Seller and Boeing shall make available to each other any additional information, reports or other materials in connection therewith as such other Party may reasonably request.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

18.0  RESPONSIBILITY FOR PROPERTY

Seller shall clearly mark, maintain an inventory of, and keep segregated or identifiable all of Boeing's property and all property to which Boeing has acquired an interest. Seller assumes all risk of loss, destruction or damage of such property while in Seller's or its subcontractors' or suppliers' possession, custody or control. Upon request, Seller shall provide Boeing with adequate proof of insurance against such risk of loss. Nothing in this Agreement shall authorize Seller to use such property other than in performance of an Order without prior written consent from Boeing. Seller shall notify Boeing's Procurement Representative if Boeing's property is lost, damaged or destroyed. As directed by Boeing , Seller shall deliver, as and to the extent provided in Sections 12, 13, and 25, as the case may be, such property reasonably necessary in Boeing's judgment to carry out terminated, cancelled or completed GTA, Programs or Orders, to the extent not incorporated in delivered end products. Such property shall be delivered to Boeing in substantially the same condition as provided to Seller, subject to ordinary wear and tear and normal manufacturing losses. Nothing in this GTA Section 18.0 limits Seller's use, in its direct contracts with the Government, of property in which the Government has an interest.

19.0  LIMITATION OF SELLER'S RIGHT TO ENCUMBER ASSETS

Seller warrants to Boeing that it has good title to all inventory, work-in-process, Tooling (other than Tooling owned by Boeing) and materials to be supplied by Seller in the performance of its obligations under any Order. If required pursuant to the provisions of such an Order, Seller will transfer to Boeing title to such inventory, work-in-process, Tooling and materials whether transferred separately or as part of any Product delivered under the Order, free of any liens, charges, encumbrances or rights of others.

20.0  PROPRIETARY INFORMATION AND ITEMS

Boeing and Seller shall each keep confidential and protect from disclosure all
(a) confidential, proprietary, and/or trade secret information; including editorial revisions, annotations, elaborations, or any other forms in which such confidential, proprietary, and/or trade secret information may be modified, recast, transformed, translated, condensed, or otherwise adapted; (b) tangible items containing, conveying, or embodying such information; and (c) Tooling obtained from and/or belonging to the other in connection with this Agreement or any Order (collectively referred to as "Proprietary Information and Materials"). Except as set forth in any other agreement between the parties executed on the date hereof, or hereafter executed pursuant to an agreement executed between the parties on the date hereof. Boeing and Seller shall each use Proprietary Information and Materials of the other only in the performance of and for the purpose of this Agreement and/or any Order. Provided, however, that despite any other obligations or restrictions imposed by this GTA Section 20.0, Boeing shall have the right to use, disclose and copy Seller's Proprietary Information and Materials for the purposes of testing, certification, use, sale, or support of any item delivered under this Agreement, an Order, or any airplane including such an item; and

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

any such disclosure by Boeing shall, whenever appropriate, include a restrictive legend suitable to the particular circumstances. Each party shall maintain restrictive legends placed by the other party on Proprietary Information and Materials of the other party on all copies made of the other party's Proprietary Information and Materials. The provisions of this Article 20 shall also apply to all materials derived from the Proprietary Information and Materials of Boeing or Seller.

Except as set forth in any other agreement between the parties executed on the date hereof, or hereafter executed pursuant to an agreement executed between the parties on the date hereof, upon Boeing's request at any time, and in any event upon the completion, termination or cancellation of a Program or this Agreement, Seller shall return all of Boeing's Proprietary Information and Materials, and all materials derived from Boeing's Proprietary Information and Materials to Boeing unless specifically directed otherwise in writing by Boeing. Except as set forth in any other agreement between the parties executed on the date hereof, or hereafter executed pursuant to an agreement executed between the parties on the date hereof, Seller shall not, without the prior written authorization of Boeing, sell or otherwise dispose of (as scrap or otherwise) any parts or other materials containing, conveying, embodying, or made under this GTA or applicable SPB in accordance with or by reference to any Proprietary Information and Materials of Boeing. .

Prior to disposing of such parts or materials as scrap, Seller shall render them unusable. Boeing shall have the right to audit Seller's compliance with this GTA
Section 20.0. Seller may disclose Proprietary Information and Materials of Boeing to its subcontractors or suppliers as required for the performance of an Order, provided that each such subcontractor first assumes, by written agreement, the same obligations imposed upon Seller under this GTA Section 20.0 relating to Proprietary Informations and Materials; and Seller shall be liable to Boeing for any breach of such obligation by such subcontractor. The provisions of this GTA Section 20.0 are effective in lieu of, and will apply notwithstanding the absence of, any restrictive legends or notices applied to Proprietary Informations and Materials; and the provisions of this GTA Section
20.0 shall survive the performance, completion, termination or cancellation of this Agreement or any Order

The requirements of this Article 20 shall not restrict Seller's or Boeing's use or disclosure of Independently Available Materials. For the purpose of this Article the following definitions shall apply, (i) "Independently Available Materials" means items that contain, convey, or embody Independently Available Information, and that Seller or Boeing knows or reasonably should know are not Proprietary Information or Materials of the other, and (ii). "Independently Available Information" means information that: (a) Seller or Boeing lawfully obtains from a third party who has the right to disclose such information to Seller or Boeing without restriction; (b) Seller or Boeing independently develops without reference to, or incorporation of Proprietary Information or Materials of the other, or (c) that Seller or Boeing obtains from publicly accessible sources; except, in each case, for information that Seller or Boeing knows or reasonably should know are derived from Proprietary Information and Materials of the other.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

For the avoidance of doubt, Seller's obligations with respect to Boeing Proprietary Information and Materials shall not be reduced even if such Boeing Proprietary Information and Materials contain Independently Available Information.

21.0  COMPLIANCE

21.1  COMPLIANCE WITH LAWS

Seller shall be responsible for complying with all laws, including, but not limited to, any statute, rule, regulation, judgment, decree, order, or permit applicable to its performance under this Agreement, including those pertaining to United States Export Controls. Seller shall notify Boeing at the earliest practicable opportunity of any aspect of its performance which becomes subject to additional regulation after the date of execution of this Agreement or which Seller reasonably believes will become subject to additional regulation during the term of this Agreement, in each case if such additional regulation could reasonably be expected to materially affect the Seller's or Boeing's performance under this Agreement.

Boeing shall be responsible for complying with all laws, including, but not limited to, any statute, rule, regulation, judgment, decree, order, or permit applicable to its performance under this Agreement, including those pertaining to United States Export Controls.

21.2  GOVERNMENT REQUIREMENTS

If any of the work to be performed under this Agreement is performed in the United States, Seller shall, via invoice or other form satisfactory to Boeing, certify that the Products covered by the Order were produced in compliance with Sections 6, 7, and 12 of the Fair Labor Standards Act (29 U.S.C. 201-291), as amended, and the regulations and orders of the U.S. Department of Labor issued there under. In addition, the following Federal Acquisition Regulations are incorporated herein by this reference except "Contractor" shall mean "Seller":
Other Government clauses, if any, are incorporated herein either by attachment to this document or by some other means of reference.

       FAR 52.222-26   "Equal Opportunity"
       FAR 52.222-35   "Affirmative Action for Disabled Veterans and Veterans
                       of the Vietnam Era"
       FAR 52.222-36   "Affirmative Action for Workers with Disabilities"
       FAR 52.247-64   "Preference for Privately Owned U.S.-Flagged Commercial
                       Vessels"

21.3  ETHIC REQUIREMENTS / CODE OF CONDUCT

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

Boeing is committed to conducting its business fairly, impartially, and in an ethical and proper manner. Boeing's expectation is that Seller will also conduct its business fairly, impartially and in an ethical and proper manner, and that Seller will have (or will develop) and adhere to a code of ethical standards. In the event that Seller has cause to believe that Boeing or any Boeing employee or agent has acted improperly or unethically under this contract, Seller shall report such conduct to the Boeing Ethics hotline. Copies of Boeing's Code of Conduct and contacts for such reports are available on www.boeing.com under "Ethics and Business Conduct." Although Boeing will not use the failure to make such a report as a basis for claiming breach of contract by Seller, Seller is encouraged to exert reasonable efforts to make such reports when warranted.

22.0  INTEGRITY IN PROCUREMENT

Seller warrants that; to its knowledge, neither it nor any of its employees, agents or representatives have offered or given, or will offer or give any gratuities to Boeing's employees, agents or representatives for the purpose of securing any Order or securing favorable treatment under any Order.

23.0  UTILIZATION OF SMALL BUSINESS CONCERNS

Seller will use commercially reasonable efforts to actively seek out and provide commercially reasonable opportunities for small businesses, small disadvantaged businesses, women-owned small businesses, minority business enterprises, historically black colleges and universities and minority institutions, historically underutilized business zone small business concerns and U.S. veteran and service-disabled veteran owned small business concerns to participate in the subcontracts Seller awards to the fullest extent consistent with the efficient performance of this contract.

24.0  BOEING'S RIGHTS IN SELLER'S PATENTS, COPYRIGHTS, TRADE SECRETS, AND
      TOOLING

Seller hereby grants to Boeing an irrevocable, nonexclusive, paid-up worldwide license to practice and/or use, and license others to practice and/or use on Boeing's behalf, all of Seller's patents, copyrights, trade secrets (including, without limitation, designs, processes, drawings, technical data and tooling), industrial designs, semiconductor mask works, and Tooling related to the development, production, maintenance or repair of Products (collectively hereinafter referred to as "Licensed Property"). Boeing shall not exercise the license granted to Boeing in this GTA Section 24.0 except in connection with the making, having made, using and selling of Products or products of the same kind provided that , (i) such undelivered quantity of Product cannot, in Boeing's sole determination, be reasonably obtained in the required time frame at a reasonable price from commercially available sources (including Boeing) without the use of Seller's Licensed Property, and (ii) one or more of the following situations occur:

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

A.    Boeing cancels this Agreement or any Order for cause pursuant to GTA
      Section 13.0 herein;

B. In Boeing's judgment it becomes necessary, in order for Seller to comply with the terms of this Agreement or any Order, for Boeing to provide support to Seller (in the form of design, manufacturing, or on-site personnel assistance) substantially in excess of that which Boeing normally provides to its suppliers;

C. Seller's trustee in bankruptcy (or Seller as debtor in possession) fails to assume this Agreement and all Orders by formal entry of an order in the bankruptcy court within sixty (60) days after entry of an order for relief in a bankruptcy case of the Seller, or Boeing elects to retain its rights to Licensed Property under the bankruptcy laws;

As a part of the license granted under this GTA Section 24.0, Seller shall, at the written request of Boeing and at no additional cost to Boeing, promptly deliver to Boeing any and all Licensed Property considered by Boeing to be necessary to exercise Boeing's rights under this Section 24.0.

25.0  TERMINATION OF AIRPLANE PROGRAM

25.1  PROGRAM TERMINATION

The parties acknowledge and agree that Boeing may, in its sole discretion, terminate any model of Program Airplane or Derivative from this Agreement including any Order issued hereunder, by written notice to Seller, if Boeing does not initiate or terminates production of such model of Program Airplane or Derivative involving the Product, by reason of Boeing's determination that there is insufficient business basis for proceeding with such model of Program Airplane or Derivative. In the event of such a termination, Boeing shall have no liability to Seller except as expressly provided in GTA Section 25.2 below.

25.2  TERMINATION LIABILITY

In the event of a termination of any model of Program Airplane or Derivative as described in 25.1 above, Boeing shall have no liability whatsoever to Seller, except to the extent of (i) any guaranteed minimum purchase, if any, as set forth in an applicable SBP, (ii) any Orders issued prior to the date of the written notice to Seller identified in 25.1 above; and (iii) in accordance with GTA Section 25.1. Termination of such model of Program Airplane or Derivative or Orders shall be governed by GTA Section 12.0 herein.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

26.0  PUBLICITY

Except as required by law, rule or regulation, without Boeing's prior written approval, Seller shall not, and shall require that its subcontractors or suppliers shall not, release any publicity, advertisement, news release or denial or confirmation of the same, regarding any Order or Products, or the Program Airplane to which they may pertain. Seller shall be liable to Boeing for any breach of such obligation by any subcontractor or supplier.

27.0  PROPERTY INSURANCE

27.1  INSURANCE

Seller shall obtain and maintain continuously in effect a property insurance policy covering loss or destruction of or damage to all property in which Boeing does or could have an insurable interest pursuant to this Agreement, including but not limited to Tooling, Boeing-furnished property, raw materials, parts, work-in-process, incomplete or completed assemblies and all other products or parts thereof, and all drawings, specifications, data and other materials relating to any of the foregoing in each case to the extent in the possession or under the effective care, custody or control of Seller or any agent, employee, affiliate, subcontractor or supplier of Seller, in the amount of full replacement value thereof providing protection against all perils normally covered in an "all risk" property insurance policy (including without limitation fire, windstorm, explosion, riot, civil commotion, aircraft, earthquake, flood or other acts of God). Any such policy shall be with insurers reasonably acceptable to Boeing and shall (i) provide for payment of loss there under to Boeing, as loss payee, as its interests may appear and (ii) contain a waiver of any rights of subrogation against Boeing, its subsidiaries, and their respective directors, officers, employees and agents

27.2  CERTIFICATE OF INSURANCE

Upon written request from Boeing, Seller shall provide to Boeing's Procurement Representative certificates of insurance reflecting full compliance with the requirements set forth in GTA Section 27.1. Such certificates shall be kept current and in compliance throughout the period of this Agreement and shall provide for thirty (30) days advanced written notice to Boeing's Procurement Representative in the event of cancellation, non-renewal or material change adversely affecting the interests of Boeing.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

27.3  NOTICE OF DAMAGE OR LOSS

Seller shall give prompt written notice to Boeing's Procurement Representative of the occurrence of any damage or loss to any property required to be insured herein. If any such property shall be damaged or destroyed, in whole or in part, by an insured peril or otherwise, and if no Event of Default shall have occurred and be continuing, then Seller may, upon written notice to Boeing, settle, adjust, or compromise any and all such loss or damage not in excess of Two Hundred Fifty Thousand Dollars ($250,000) in any one occurrence and Five Hundred Thousand Dollars ($500,000) in the aggregate. Seller may settle, adjust or compromise any other claim by Seller only after Boeing has given written approval, which approval shall not be unreasonably withheld or delayed.

28.0  RESPONSIBILITY FOR PERFORMANCE

Seller shall be responsible for performance of its obligations under this Agreement. Seller shall bear all risks of providing adequate facilities and equipment to perform each Order in accordance with the terms thereof. Seller may use its facilities and equipment (which shall not include any of Boeing's Proprietary Information and Materials, the use of which shall be governed by GTA
Section 20.0, the HMSGTA and any applicable SLAs, or such other requirements as may be agreed to between Boeing and Seller) for any lawful purposes in addition to performing Orders. If any use of any facilities or equipment contemplated by Seller for use in performing Orders will not be available for any reason, Seller shall be responsible for arranging for alternative facilities and equipment at no cost to Boeing, and any failure to do so shall not relieve Seller from its obligations.

Seller shall notify and obtain written approval from Boeing prior to moving work to be performed under this Agreement between Seller's or its subcontractors various facilities. Seller shall include as part of its subcontracts those elements of the Agreement that protect Boeing's rights including but not limited to right of entry provisions, proprietary information and rights provisions and quality control provisions. In addition, Seller shall provide to its subcontractor's sufficient information to document clearly that the work being performed by Seller's subcontractor is to facilitate performance under this Agreement or any Order. Sufficient information may include but is not limited to Order number, GTA number or the name of Boeing's Procurement Representative.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

28.1  SUBCONTRACTING

Seller shall maintain complete and accurate records regarding all subcontracted items and/or processes. Seller's use of subcontractors shall comply with Seller's quality assurance system approval for said subcontractors. Unless Boeing's prior written authorization or approval (which shall not be unreasonably withheld or delayed) is obtained, Seller may not purchase completed or substantially completed Products. For purposes of this GTA Section and this GTA Section only, completed or substantially completed Products shall not include components of assemblies or subassemblies. No subcontracting by Seller shall relieve Seller of its obligation under the applicable Order.

28.2  RELIANCE

Entering into this Agreement is in part based upon Boeing's reliance on Seller's ability, expertise and awareness of the intended use of the Products. Seller agrees that Boeing and Boeing's Customers may rely on Seller as an expert, and Seller will not deny any responsibility or obligation hereunder to Boeing or Boeing's Customers on the grounds that Boeing or Boeing's Customers provided recommendations or assistance in any phase of the work involved in producing or supporting the Products, including but not limited to Boeing's acceptance of specifications, test data or the Products.

28.3  ASSIGNMENT

Seller shall not assign any of its rights or interest in this Agreement or any Order, or subcontract all or substantially all of its performance of this Agreement or any Order, without Boeing's prior written consent, which shall not be unreasonably withheld, except that Boeing may withhold its consent to an assignment to a Disqualified Person (as defined below) for any reason and at its sole discretion. Seller shall provide Boeing with thirty (30) days notice prior to any proposed assignment. Seller shall not delegate any of its duties or obligations under this Agreement; provided that this shall not prohibit Seller from subcontracting as permitted pursuant to the applicable SBP. Seller may assign its right to monies due or to become due. No assignment, delegation or subcontracting by Seller, with or without Boeing's consent, shall relieve Seller of any of its obligations under this Agreement or Order or prejudice any rights of Boeing against Seller whether arising before or after the date of any assignment. This article does not limit Seller's ability to purchase standard commercial supplies or raw material.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

The prohibition set forth in this GTA Section 28.3 includes, without limitation (and the following shall, subject to the immediately following sentence, be deemed to be "assignments"): (i) a consolidation or merger of Seller in which a Disqualified Person directly or indirectly holds, immediately after consummation of the transaction more than fifty percent (50%) of the voting power of the issued and outstanding voting stock of the corporation resulting from or surviving such transaction; (ii) the acquisition directly or indirectly by a Disqualified Person of voting stock of any corporate Seller having more than fifty percent (50%) of the voting power of the issued and outstanding voting stock of Seller; (iii) the sale, assignment or transfer of all or substantially all of the assets of Seller to a Disqualified Person; and (iv) where Seller is a partnership, acquisition of control of such partnership by a Disqualified Person. Any consolidation, merger, acquisition of voting stock or sale, assignment or transfer of all or substantially all of the assets of Seller that is not prohibited by the immediately preceding sentence shall not constitute an "assignment" for purposes of this GTA and shall not be prohibited by, or require Boeing's consent under, this Section 28.3.

A Disqualified Person is:

                  (i) a Person, a principal business of which is as an original equipment manufacturer of commercial aircraft, defense systems, satellites, space launch vehicles or space vehicles;

                  (ii) a Person that Boeing reasonably believes is unable to perform this Agreement, for reasons, including but not limited to, financial viability, export and import laws, and demonstrated past performance failures;

                  (iii) a Person, that after giving effect to the transaction , would be the supplier of more than forty percent (40%) by value of the major structural components of any model of Boeing aircraft then in production, unless it is mutually agreed that significant identifiable benefits will accrue to Boeing as a result of the transaction; or;

                  (iv) a Person who is one of the following companies or a parent, subsidiary or affiliate of one of the following companies: Lufthansa Technique; Israeli Aircraft Industries; HAECO; PEMCO Aeroplex, EADS/Airbus, or who is an airline or an operator of commercial aircraft in revenue service or a parent, subsidiary or affiliate of an airline or an operator of commercial aircraft in revenue service..

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

Seller shall not permit any Person described in clause (iv) of the definition of Disqualified Person to hold any voting stock of Seller at any time that Seller is not a Public Company. Seller shall not enter into any agreement under which any Person described in clause (iv) of the definition of Disqualified Person is entitled to designate one or more members of Seller's board of directors at any time that Seller is a Public Company. A Public Company is any Person (i) with equity securities registered under Section 12 of the Securities Exchange Act of 1934 or which is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 or (ii) with equity securities traded or quoted in a domestic or foreign securities exchange or market.

For the avoidance of doubt, Boeing and Seller agree that HMSGTA MWS and Supplemental License Agreements WS-001/-002/-003 and -004 may be assigned to the third party receiving assignment of this GTA and its corresponding SBP's. Any other Supplemental License Agreement between Boeing and Seller will be subject to the assignment terms of HMSGTA MWS.

28.4  RESERVED

29.0  NON-WAIVER/PARTIAL INVALIDITY

Any failures, delays or forbearances of Boeing in insisting upon or enforcing any provisions of any Order, or in exercising any rights or remedies under this Agreement, shall not be construed as a waiver or relinquishment of any such provisions, rights or remedies; rather, the same shall remain in full force and effect. If any provision of any Order is or becomes void or unenforceable by law, the remainder shall be valid and enforceable.

30.0  HEADINGS

 Section headings used in this Agreement are for convenient reference only and do not affect the interpretation of the Agreement.

31.0  PRICES

Boeing and Seller agree that the prices have been negotiated on an arms-length basis and represent the fair market value of the Products as of the date hereof.

32.0  MUTUAL DRAFTING

The parties hereto are sophisticated and have been represented by lawyers who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this GTA and therefore waive their effects.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

33.0  DISPUTES

Boeing and Seller shall use their best reasonable efforts to resolve any and all disputes, controversies, claims or differences between Boeing and Seller, arising out of or relating in any way to this GTA, any applicable SBP or Order or the performance, including, but not limited to, any questions regarding the existence, validity or termination hereof ("Disputes"), through negotiation. If either party determines that a Dispute cannot be resolved by the functional representatives of Boeing and Seller, such party may refer the Dispute through management channels of the Parties or their respective designees, for further negotiation by senior management representatives of the Parties. Depending on the seriousness of the dispute and prior attempts to resolve the dispute as appropriate, the senior representatives will be the Senior Vice President Supplier Management or that person's equivalent.

Any dispute that arises under or is related to this Agreement that cannot be settled by mutual agreement of the parties shall be resolved only as provided in SBP Section 15. Pending final resolution of any dispute, Seller and Boeing shall proceed with performance of this Agreement so long as the other party continues to perform its obligations hereunder.

34.0  COUNTERPARTS

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

35.0  TAXES

35.1  INCLUSION OF TAXES IN PRICE

Unless this Agreement, specifies otherwise, the price of this contract includes, and Seller is liable for and shall pay, all taxes, impositions, charges and exactions imposed on or measured by this Agreement and the Orders issued hereunder, except for sales or use taxes on sales to Boeing ("Sales Taxes"), which Boeing specifically agrees to pay provided such Sales Taxes are separately stated on Seller's invoice. Prices shall not include any taxes, impositions, charges or exactions for which Boeing has furnished a valid exemption certificate or other evidence of exemption.

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

35.2 LITIGATION

In the event that any taxing authority has claimed or does claim payment for Sales Taxes, Seller shall promptly notify Boeing, and Seller shall take such action as Boeing may direct to pay or protest such taxes or to defend against such claim, provided, that Seller shall not be required to take any action which it reasonably determines may be criminal or may subject any officer, director, employee or agent to liability. The actual and direct costs and expenses, without the addition of profit and overhead, of such defense and the amount of such taxes as ultimately determined as due and payable shall be paid directly by Boeing or reimbursed to Seller. If Seller or Boeing is successful in defending such claim, the amount of such taxes recovered by Seller, which had previously been paid by Seller and reimbursed by Boeing or paid directly by Boeing, shall be immediately refunded to Boeing, less any costs incurred by Seller in defending such claim which have not theretofore been reimbursed by Boeing.

35.3  REBATES

If any Sales Taxes paid by Boeing are subject to rebate or reimbursement, Seller shall use commercially reasonable efforts (which need not include litigation), to secure such rebates or reimbursement and shall promptly refund to Boeing any amount recovered by Seller on account of any such rebate or reimbursement.

36.0  OFFSET CREDITS

To the exclusion of all others, Boeing or its assignee shall be entitled to all industrial benefits or offset credits which might result from this Agreement or Order. Seller shall provide documentation or information, which Boeing or its assignee may reasonably request to substantiate claims for industrial benefits or offset credits. Seller agrees to use reasonable efforts to identify the foreign content of goods, which Seller either produces itself or procures from other companies for work directly related to this Agreement. Promptly after selection of a non-U.S. subcontractor or supplier for work under this Agreement, Seller shall notify Boeing of the name, address, subcontract point of contact (including telephone number) and dollar value of the subcontract.

37.0  NO JOINT VENTURE, AGENCY OR PARTNERSHIP RELATIONSHIP

This Agreement shall not constitute, give effect to, or otherwise imply a joint venture, partnership, agency or formal business organization of any kind between Boeing and Seller

                    Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

                                               Boeing / Spirit AeroSystems, Inc.
                                                   General Terms Agreement (GTA)
                                                      BCA-65530-0016 Amendment 1

38.0  APPLICABLE LAW

This contract shall be governed by the laws of the State of Washington No consideration shall be given to Washington's conflict of law rules. This contract excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Boeing and Seller hereby irrevocably consent to and submit themselves exclusively to the jurisdiction of the applicable courts of King County, Washington and the federal courts of Washington State for the purpose of any suit, action or other judicial proceeding arising out of or connected with any Order or the performance or subject matter thereof. Boeing and Seller hereby waive and agree not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Boeing and Seller are not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

39.0  ORDER OF PRECEDENCE

The order of precedence of the terms and conditions of this GTA when compared to the terms and conditions of other documents is determined by the Order of Precedence section in the relevant SBP.

EXECUTED in duplicate as of the date and year first written above by the duly authorized representatives of the parties.

BOEING                                          SELLER

THE BOEING COMPANY                              Spirit AeroSystems , Inc.
By and Through its Division
Boeing Commercial Airplanes

/s/  Bryan Gerard                                 /s/  Seth Mersky
--------------------------------------            --------------------------

Name:  Bryan Gerard                               Name:  Seth Mersky

Title: Director-New Business Ventures             Title:  President

Date:  June 16, 2005                              Date:  June 16, 2005